Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Appian Corporation

Reston, Virginia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report, dated February 17, 2017, relating to the consolidated financial statements of Appian Corporation which is contained in Amendment No. 3 to Appian Corporation’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 12, 2017.

/s/ BDO USA, LLP

McLean, Virginia

May 30, 2017